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                                                                    Exhibit 3.B.

                  [Sutherland Asbill & Brennan LLP Letterhead]



                                 April 24, 2000




Board of Directors
Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE  19173

         Re: Providentmutual Life and Annuity Company of America Providentmutual Variable Life Separate Account
                  File No. 33-83138

Directors:


         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 6 of the Registration Statement on Form S-6 for Providentmutual Variable Life Separate Account (File No. 33-83138). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP




                                            By:  /s/ Stephen E. Roth
                                                --------------------------------
                                                Stephen E. Roth